SYSTEMAX INC.

2006 Stock Incentive Plan For Non-Employee Directors

Purpose

The purpose of the Systemax Inc. 2006 Stock Incentive Plan for Non-Employee Directors (the “Plan”) is to promote the interest of Systemax Inc. (the “Company”) and its stockholders by increasing the proprietary interest of non-employee directors in the growth and performance of the Company by granting such directors restricted stock awards relating to, and options to purchase, shares of Common Stock, par value $0.01 per share (the “Shares”) of the Company (collectively, “Awards”).

Administration

The Plan shall be administered by the Company’s Board of Directors (the “Board”). Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive Awards, the number of Shares subject to any such Awards, the purchase price thereunder or the timing of grants of Awards under the Plan. The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company (or, if the Secretary is unavailable, the Chief Financial Officer of the Company) shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

Eligibility

The class of individuals eligible to receive grants of Awards under the Plan shall be directors of the Company who are not employees of the Company or any entity in which the Company has more than a 50% equity interest (“Eligible Directors”). Any recipient of an Award granted hereunder shall hereinafter be referred to as a “Participant.”

Shares Subject to the Plan

Subject to adjustment as provided in Section 6, an aggregate of 200,000 Shares shall be available for issuance under the Plan. The Shares deliverable pursuant to any Award may be made available from authorized but unissued Shares or treasury Shares. If any option granted under the Plan shall terminate for any reason without having been exercised, or without delivery of Shares in connection with such termination, or should any Restricted Shares (as defined below) be forfeited, the Shares subject to, but not delivered under, such option, or such forfeited Shares, shall again be available for issuance under the Plan.

Grant, Terms and Conditions of Options

Effective October 11, 2006 (the “Effective Date”), subject to approval of the Plan by the stockholders of the Company, each person who is then an Eligible Director will be granted, as of the Effective Date, an option to purchase 5,000 Shares.

Subject to approval of the Plan by the stockholders of the Company, each person who first becomes an Eligible Director after the Effective Date will be granted, on the date that such person becomes an Eligible Director, an option to purchase 5,000 Shares.

The options granted will be nonqualified stock options not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and shall have the following terms and conditions:

Price. The purchase price per Share deliverable upon the exercise of each option shall be 100% of the Fair Market Value per Share on the date the option is granted. For purposes of the Plan, Fair Market Value shall be the closing sales price per share as reported on the principal exchange on which the Shares are listed for the date in question, or if there were no sales on such date, on the first date prior thereto on which the Shares were so traded.

Payment. Options may be exercised only upon payment of the full purchase price (and any withholding taxes, if applicable) thereof. Such payment shall be made (a) in cash, or its equivalent, (b) by exchanging Shares which have been owned by the Participant for at least six months (which are not the subject of any pledge or other security interest), (c) by providing with the notice of exercise an order to a designated broker to sell part or all of the Shares and to deliver sufficient proceeds to the Company, in cash or by check payable to the order of the Company, to pay the full purchase price of the Shares, or (d) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price (and any withholding taxes, if applicable).

Exercisability and Term of Options. Options shall be exercisable immediately (but not before stockholder approval of the Plan) and shall be exercisable until the earlier of (A) ten years from the date of grant and (B) the expiration of the period provided in the paragraph below entitled Termination of Service as Eligible Director. If the Plan is not approved at the Annual Stockholders Meeting in 2006, any options granted before such meeting shall be void and of no force or effect.

Termination of Service as Eligible Director. Upon termination of a Participant’s service as a director of the Company for any reason, all outstanding options held by such Participant, to the extent then exercisable, shall be exercisable in whole or in part for a period of one year from the date upon which the Participant ceases to be a director, provided that in no event shall the options be exercisable beyond ten years from the date of grant.

Non-transferability of Options. No option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of the Participant to whom an option is granted it may be exercised only by the Participant or by the Participant’s guardian or legal representative. Notwithstanding the foregoing, options may be transferred pursuant to a qualified domestic relations order.

Option Agreement. Each option granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

Grant, Terms and Conditions of Restricted Stock Awards

If the Plan is approved at the Annual Stockholders Meeting in 2006, then immediately following each Annual Stockholders Meeting (commencing with the Annual Stockholders Meeting in 2006), but only upon the registration of the common stock to be issued under the Plan with the Securities and Exchange Commission, each person who is an Eligible Director immediately following such meeting will be granted, as of the date of such meeting, a restricted stock award with respect to such number of shares as is determined by dividing (i) $25,000, by (ii) the average of the Fair Market Value per Share during the 20 trading days preceding the date of such meeting (rounded up to the nearest whole number of Shares). No fractional shares shall be issued. All Shares subject to a restricted stock award granted hereunder shall hereinafter be referred to as “Restricted Shares”.

All Restricted Shares granted pursuant to the Plan shall be subject to the following conditions:

•	the Restricted Shares may not be sold, transferred, or otherwise alienated or hypothecated until the restrictions are removed or expire;

•	each certificate representing Restricted Shares shall bear a legend making appropriate reference to the restrictions imposed; and

•	such other conditions and restrictions as may be required under the requirements of any stock exchange upon which such Shares or shares of the same class are then listed, and under any securities law applicable to such Shares, shall be imposed on such Shares.

The restrictions imposed on the transfer of the Restricted Shares subject to each restricted stock award granted to a Participant shall lapse, and said Restricted Shares shall become nonforfeitable and transferable twenty-four (24) months following the date on which each such restricted stock award is granted, if within such period the Participant’s service as a director of the Company has not ceased. If the Participant’s service as a director of the Company ceases before twenty-four (24) months following the date on which a restricted stock award is granted, then, except as provided below, the Restricted Shares subject to such restricted stock award shall be forfeited. Notwithstanding the preceding, all restrictions imposed on the transfer of the Restricted Shares subject to each restricted stock award granted pursuant to the Plan shall lapse, and all such Restricted Shares shall become non-forfeitable, (i) upon the death or disability of the Participant while serving as a director of the Company, or (ii) upon the Participant’s cessation of service as a director in connection with a Change in Control. For purposes of the Plan, a Change in Control shall mean an acquisition, merger or other transaction resulting in the Leeds family (including Richard Leeds, Robert Leeds and Bruce Leeds) directly or indirectly owning less than 50% of the then outstanding shares of the Company in the aggregate.

Prior to the expiration or lapse of all of the restrictions and conditions imposed upon Restricted Shares, a stock certificate or certificates representing such Restricted Shares shall be registered in the Participant’s name but shall be retained by the Company for the Participant’s account until the restrictions with respect to the Restricted Shares represented by such stock certificate or certificates have expired or lapsed, and the Restricted Shares become nonforfeitable, at which time such certificate or certificates (or a certificate or certificates reissued without the transfer restrictions noted in Section 6(b)(ii)) shall be delivered to the Participant. The Participant shall execute and deliver to the Company one or more undated stock powers signed in blank with signature guarantee which may be used to effect the transfer back to the Company for cancellation of any Restricted Shares as to which the restrictions had not expired or lapsed, and which are forfeited, at the time of the termination of the Participant’s service as a director of the Company. The Participant, shall while a director of the Company, have the right to vote such Restricted Shares prior to the receipt of the certificate for such Shares and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments shall be retained by the Company for the Participant’s account and for delivery to the Participant, together with the stock certificate or certificates representing such Restricted Shares, only if and when the restrictions and conditions on the Restricted Shares represented by such stock certificate or certificates shall have expired or lapsed and the Restricted Shares shall have become non-forfeitable.

Each restricted stock award granted hereunder shall be evidenced by an agreement with the Company which shall contain the terms and provisions set forth herein and shall otherwise be consistent with the provisions of the Plan.

Adjustment of and Changes in Shares

In the event of a stock split, stock dividend, extraordinary cash dividend, reorganization, recapitalization, spinoff, partial liquidation, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan shall be increased or decreased proportionately, as the case may be, and the number of Shares subject to any outstanding option shall be increased or decreased proportionately, as the case may be, with appropriate corresponding adjustment in the purchase price per Share thereunder in order to prevent enlargement or dilution of the benefits intended to be provided hereunder or under any outstanding Award agreement.

No Rights of Stockholders

Neither a Participant nor a Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company in respect of any Shares issuable pursuant to any Award, in whole or in part, unless and until certificates for such Shares shall have been issued.

Plan Amendments

The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that any such amendment shall be approved by the stockholders of the Company if such stockholder approval is necessary to comply with or qualify for any regulation or qualification requirement for which or with which the Board deems it necessary or desirable to comply or qualify. Without limiting the generality of the foregoing, the Board shall amend the Plan, and the terms and conditions of any outstanding Awards, if and to the extent necessary to comply with the applicable requirements of Section 409A of the Code, without requiring the consent of any affected Participant.

Listing and Registration.

Each Share shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Shares, no such Share may be disposed of unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

Duration of Plan

The Plan shall terminate the day following the tenth Annual Stockholders Meeting at which Directors are elected succeeding the Annual Stockholders Meeting at which the Plan was approved by stockholders, unless the Plan is extended or terminated at an earlier date by stockholders or is terminated by exhaustion of the Shares available for issuance hereunder.